Exhibit 1.01

GenMark Diagnostics, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

This Conflict Minerals Report for the year ended December 31, 2014 is submitted by GenMark Diagnostics, Inc. (“GenMark” or the “Company”) as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The report presented herein has not been audited by a third party because the Rule provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the report is not subject to an independent audit.

1.     Company Overview

This report has been prepared by management of GenMark. The information includes the activities of all subsidiaries that are required to be consolidated.

GenMark is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. As of December 31, 2014, GenMark had 195 employees and sold its products only within the United States. GenMark was incorporated in Delaware in February 2010 and maintains is principal executive office at 5964 La Place Court, Carlsbad, California 92008.

2.     Product Overview

During 2014, the Company sold two categories of products: (1) its XT-8 instrument system, and (2) a variety of diagnostic and research consumable test cartridges for use with the Company’s XT-8 instrument. GenMark outsources manufacturing of its XT-8 instrument to a third party manufacturing partner. The XT-8 instrument contains components which utilize gold, tantalum, tin and tungsten to support its functionality. GenMark manufactures its proprietary XT-8 test cartridges at its headquarters in Carlsbad, California.  The Company sources certain components of its XT-8 test cartridges from third party suppliers, including printed circuit boards (“PCBs”) that form part of its consumable XT-8 test cartridges. The PCB’s incorporated into GenMark’s XT-8 test cartridges contain gold electrodes to support the functionality of the Company’s proprietary eSensor® technology. PCBs are the only component in GenMark’s XT-8 test cartridge which contain a conflict mineral.

3.     Reasonable Country of Origin Inquiry and Conflict Status Conclusion

GenMark is dedicated to ensuring ethical sourcing, and has made progress toward using only conflict-free minerals in its products. The Company maintains a team of individuals from its legal, supply chain, quality assurance, and research and development departments with relevant expertise in order to perform an assessment of its products and product components and the role that relevant suppliers play throughout the Company’s manufacturing and product delivery processes. The Company has conducted an analysis of its products and determined that tin, tantalum, tungsten, and/or gold can be found in its XT-8 instrument and its consumable test cartridges. The Company defined the scope of its conflict minerals due diligence by identifying, contacting and requesting relevant information from its current suppliers that provide products or product components that are likely to contain conflict minerals.

The Company adopted the standard conflict minerals reporting templates established by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) and required that each of its relevant suppliers provide the information included within the reporting template, which included the following, among other information:

•	the identification of any conflict minerals necessary to the functionality of products or product components manufactured for GenMark;

•	whether conflict minerals within the products or product components supplied to GenMark originate from the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”);

•	whether such minerals come from a recycler or scrap supplier;

•	whether the applicable supplier has received completed conflict mineral reporting templates from all of its sub-suppliers;

•	whether the supplier has identified the applicable smelters it and its sub-suppliers use to supply products or product components to GenMark, and, if so, the identity of such smelters;

•	whether the supplier has a policy in place that includes conflict-free sourcing;

•	whether the supplier requires its sub-suppliers to be conflict-free;

•	whether the supplier has implemented due diligence measures for conflict-free sourcing;

•	whether the supplier requests that its sub-suppliers complete a similar conflict mineral reporting template; and

•	whether the supplier verifies the due diligence materials received from their sub-suppliers, and, if so, whether this process includes corrective action management.

Despite having conducted a good faith reasonable country of origin inquiry and the resulting due diligence on its supply chain, GenMark has concluded that its products are “DRC conflict undeterminable.” The Company has reached this conclusion because it has been unable to determine the origin of all conflict minerals used in its products. Due to the breadth and complexity of GenMark’s products and respective supply chain, it will take time for the Company’s relevant suppliers to verify the origin of all of the conflict minerals they use in manufacturing products or product components for GenMark. GenMark’s suppliers are themselves dependent on responses from their suppliers.

4.     Due Diligence Program

GenMark supports industry initiatives to encourage a conflict-free supply chain and seeks to develop and establish supply arrangements with companies that exercise reasonable measures to ensure the products they supply to GenMark do not support armed conflict within the Covered Countries. The Company continues to evaluate its supply chain strategy to support this objective, which includes developing additional policies and processes toward preventing the use of conflict minerals in Company products, minimizing the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available), and further communicating to its suppliers the Company’s expectations that they establish policies, due diligence frameworks, and management systems that are designed to accomplish this goal.

GenMark’s Board of Directors approved the Company’s Conflict Minerals Policy in 2015, which is available on GenMark’s website www.genmarkdx.com. The Company is communicating this policy and its objectives to its suppliers. GenMark is also updating its supplier audit program to incorporate additional due diligence regarding conflict minerals. GenMark expects its suppliers to implement policies and due diligence measures in accordance with the Company’s conflict minerals requirements. All applicable suppliers have made their policies available to GenMark. If a supplier fails to comply with GenMark’s conflict minerals requirements, GenMark will evaluate available remedial measures, which may include, if appropriate, the termination of its relationship with the supplier.

GenMark seeks to establish and maintain long-term relationships with its key suppliers. However, GenMark will carefully evaluate supply arrangements which it determines may finance or benefit armed groups through the sourcing of conflict minerals within the Covered Countries. In such instances, GenMark would request the supplier to commit to devise and undertake appropriate corrective action to move to a conflict-free source, or the Company may consider other appropriate sources for the product.

5.    Survey Responses

In order for GenMark to understand the sources of conflict minerals used in its complex and multi-tiered supply chain, GenMark has implemented a survey program capitalizing on industry standards set by EICC and GeSI. GenMark requires that all suppliers of products containing conflict minerals to conduct due diligence of their supply chains down to the smelters and refiners and report the results to GenMark. In 2014, GenMark surveyed all suppliers that contribute to GenMark’s products containing conflict minerals. GenMark received responses from 100% of the suppliers surveyed.

GenMark’s PCB suppliers have certified that the gold included in GenMark’s PCBs does not originate from the Covered Countries. In addition, these suppliers have identified the smelters used by such suppliers in connection with their supply of GenMark’s PCBs, which are identified in the table below.

Subject Mineral	Smelter Name	Country Location of Smelter	CFSI Smelter Identification Number
Gold	The Perth Mint	Australia	CID002030
Gold	Royal Canadian Mint	Canada	1CAN050
Gold	Metalor USA Refining Corporation	United States	CID001157

GenMark’s XT-8 instrument and component suppliers have certified that they are uncertain whether the conflict minerals included in the Company’s XT-8 instrument originated from the Covered Countries. The suppliers have identified the smelters used to manufacture products, which are identified on Table 1 attached hereto. GenMark’s XT-8 instrument supplier has committed to (a) sourcing components and materials from companies that share values regarding respect for human rights, integrity and environmental responsibility, (b) complying with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, which provides guidance to suppliers in establishing policies, due diligence frameworks and management systems, and (c) requiring that its suppliers (1) commit to being or becoming “conflict-free” (which means that such supplier does not source conflict minerals) and sourcing only from conflict-free smelters, and (2) provide completed declarations (using the EICC-GeSI reporting template) evidencing such commitment and documenting the countries of origin from which the supplier directly or indirectly sources tin, tantalum, tungsten and gold, as well as the compliance structure that the supplier has implemented.

As the Company further enhances its due diligence program, it intends to increase supplier communication and training and develop an escalation process to improve due diligence data accuracy and completion. Because of the Company’s size, the complexity of its products, and the continuing evolution of its supply chain, it is difficult to identify actors downstream from its direct suppliers. GenMark has relied on the responses of its suppliers to provide information about the source of conflict minerals contained in the products and product components supplied to the Company. GenMark’s direct suppliers are similarly reliant upon information provided by their suppliers. GenMark supports suppliers who seek to implement measures to source minerals from conflict-free smelters.

6.    Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by federal securities laws.
Table 1

Table 1 below lists the facilities which, to the extent known, processed conflict minerals for GenMark’s XT-8 instrument:

Subject Mineral	Smelter Name	Country Location of Smelter
Gold	Advanced Chemical Company	UNITED STATES
Gold	AGR Matthey	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Saxonia Edelmetallrecycling	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong Zhaojin Group Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	Cooper Santa	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	POLAND
Tin	Gejiu Jinye Mineral Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT TAMBANG TIMAH (BANKA)	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PTTimah	INDONESIA
Tin	Rohm & Haas R&H Europe Trading AP	GERMANY
Tin	Rui Da Hung	TAIWAN
Tin	Taboca	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Wieland AG	GERMANY
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yuntinic Resources Inc.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp USA	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA